                                                                    EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

              Check if an Application to Determine Eligibility of a
                   Trustee Pursuant to Section 305(b)(2) _____

                             SUNTRUST BANK, ATLANTA
               (Exact name of trustee as specified in its charter)

           Georgia Banking Corporation                 58-0466330
  (Jurisdiction of incorporation or organiza-       (I.R.S. employer
        tion if not a U.S. national bank)          identification no.)

               25 Park Place, N.E.                         30303
                Atlanta, Georgia                        (Zip Code)
    (Address of principal executive offices)

                                Ronald C. Painter
                             SunTrust Bank, Atlanta
                               58 Edgewood Avenue
                                Room 400 - Annex
                             Atlanta, Georgia 30303
                                 (404) 588-7191
            (Name, address and telephone number of agent for service)

                           --------------------------

                          The Colonial Bancgroup, Inc.
               (Exact name of obligor as specified in its charter)

                 Delaware                             63-0661573
     (State or other jurisdiction of               (I.R.S. employer
     incorporation or organization)               identification no.)

     One Commerce Street, Suite 800                      36104
        Montgomery, Alabama 36104                     (Zip Code)
(Address of principal executive offices)

                           ---------------------------

                              [Subordinated Debt]*
                       (Title of the indenture securities)

-----------
*  Applicable to all securities
registered pursuant to the delayed
offering registration statement.

                                     GENERAL

Item 1.  General Information.

    (a) Name and address of each examining and supervising authority to which it is subject.

         Department of Banking and Finance
         State of Georgia
         Atlanta, Georgia

         Federal Reserve Bank of Atlanta
         104 Marietta Street, N.W.
         Atlanta, Georgia

         Federal Deposit Insurance Corporation
         Washington, D.C.

   (b)   Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  Affiliations with Obligor.

         None.

Item 3.  Voting Securities of the Trustee.

         Not applicable.

Item 4.  Trusteeships under Other Indentures.

         Not applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         Not applicable.

Item 6.  Voting Securities of the Trustee Owned by the Obligor or its Officials.

         Not applicable.

Item 7.  Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         Not applicable.

Item 8.  Securities of the Obligor Owned or Held by the Trustee.

         Not applicable.

Item 9.  Securities of Underwriters Owned or Held by the Trustee.

         Not applicable.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         Not applicable.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

         Not applicable.

Item 12. Indebtedness of the Obligor to the Trustee.

         Not applicable.

Item 13. Defaults by the Obligor.

    (a) Whether there is or has been a default with respect to the securities under this indenture.

         There is not and has not been any such default.

    (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

         There has not been any such default.

Item 14. Affiliations with the Underwriters.

         Not applicable.

Item 15. Foreign Trustee.

         Not applicable.

Item 16. List of Exhibits

         The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number
------

1 A copy of the Articles of Amendment and Restated Articles of Incorporation as now in effect.

2 A copy of the certificate of authority of the Trustee to commence business.

3        A copy of the authorization of the Trustee to exercise trust powers.

4        Bylaws of the Trustee.

5        Not applicable.

6        Consent of the Trustee required by Section 321(b) of the Trust
         Indenture Act of 1939, as amended.

7 Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 1996.

8        Not applicable.

9        Not applicable.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, SunTrust Bank, Atlanta, a Georgia corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 15th day of April, 1997.

                                       SUNTRUST BANK, ATLANTA


                                       By: /s/ Ronald C. Painter
                                           ---------------------------
                                               Ronald C. Painter
                                               Vice President

                                   EXHIBIT 1


                            ARTICLES OF AMENDMENT AND
                      RESTATED ARTICLES OF INCORPORATION OF
                               TRUST COMPANY BANK

         Pursuant to the Financial Institutions Code of Georgia, Trust Company Bank, a Georgia banking corporation (the "Corporation" or the "Bank"), submits Articles of Amendment and Restated Articles of Incorporation and shows as follows:

                                       1.

         The Bank was chartered by a special act of the General Assembly of Georgia approved on September 21, 1891 with banking and trust powers.

                                       2.

         The Bank is located in Atlanta, Fulton County, Georgia.

                                       3.

         By a written consent and waiver of notice dated May 18, 1995, the sole shareholder of the 4,320,000 shares of Common Stock then outstanding and entitled to vote did authorize, approve and adopt these Articles of Amendment and Restated Articles of Incorporation of the Bank, as submitted by a Resolution of the Board of Directors, and as set forth in Paragraph 4 below. The Bank has only one class of stock authorized, issued and outstanding.

                                       4.

         The Articles of Incorporation of the Bank shall be amended by deleting the phrase "Trust Company Bank" in Article 1, and replacing it with the phrase "SunTrust Bank, Atlanta", and by restating in their entirety the Articles of Incorporation, as heretofore amended, and substituting therefor in all respects, the Restated Articles of Incorporation as follows:

                       RESTATED ARTICLES OF INCORPORATION

                                       1.

         The name of the Bank is SunTrust Bank, Atlanta.

                                       2.

         The Bank is organized pursuant to the provisions of the Financial Institutions Code of Georgia.

                                       3.

         The Bank shall have perpetual duration.

                                       4.

         The principal place of business of the Bank is located in Atlanta, Fulton County, Georgia and the banking offices of the Bank are located in the Georgia counties of Fulton, DeKalb and Cherokee. The Bank may establish branches or agencies at other places in Georgia or elsewhere. The address of the registered office of the Bank is One Park Place, N.E., Atlanta, Fulton County, Georgia 30302.

                                       5.

         The purposes for which the Bank is organized are to act as a bank and as a trust company and to enjoy and be subject to the powers and restrictions of a bank and a trust company under the laws of the State of Georgia, and to conduct any other businesses, to exercise any powers, and to engage in any other activities not specifically prohibited to corporations organized to act as a bank and as a trust company under the laws of the State of Georgia.

                                       6.

         The aggregate number of shares which the Bank has authority to issue is 4,752,000, all of which are common shares of one class only, each such share having a par value of $5.00.

                                       7.

         No stockholder shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Bank.

                                       8.

         The number of directors shall be not less than eleven nor more than twenty-five, which number shall be fixed as provided by law.

                                       9.

         9(a). No director of the Bank shall be personally liable to the shareholders of the Bank for monetary damages for breach of his duty of care or other duty as a director, provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the Financial Institutions Code of Georgia or any successor law or laws.

         9(b). Any repeal or modification of Article 9(a) by the shareholders of the Bank shall not adversely affect any right or protection of a director of the Bank existing at the time of such repeal or modification.

         Said Restated Articles of Incorporation supersede the original Articles of Incorporation as heretofore amended.

         IN WITNESS WHEREOF, Trust Company Bank has caused these Articles of Amendment and Restated Articles of Incorporation to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers on this 7th day of August, 1995.


                                             TRUST COMPANY BANK

                                             By:  /s/ Edward P. Gould
                                                 -------------------------------
                                                  Edward P. Gould

                                             Title: Chairman of the Board

                                             By:  /s/ Robert R. Long
                                                 -------------------------------
                                                  Robert R. Long

                                             Title: President

(SEAL)

Attest: /s/ Harold Bitler
        ---------------------------
        Harold Bitler

Title:  Corporate Secretary

           [SEAL] STATE OF GEORGIA, DEPARTMENT OF BANKING AND FINANCE


                                EXHIBITS 2 AND 3



                            This is to certify that
                             SUNTRUST BANK, ATLANTA
                        ATLANTA, FULTON COUNTY, GEORGIA

is a state bank and trust company, approved to exercise trust powers, operating under Articles of Incorporation (Charter) granted by this State on September 21, 1891, and since amended numerous times by the Secretary of State of Georgia. It is validly existing at the present time and, to the best of our knowledge, its deposits are insured by the Federal Deposit Insurance Corporation.

This the 4th day of December, 1996.


                                         /s/ Georgia G. High
                                        ----------------------------------------
                                        Georgia G. High, CFE
                                        Assistant Deputy Commissioner
                                        Corporate Division

                                    EXHIBIT 4




                                     BYLAWS

                         (As Amended, October 10, 1995)




                        SUNTRUST BANKS OF GEORGIA, INC.
                             SUNTRUST BANK, ATLANTA

                         SUNTRUST BANKS OF GEORGIA, INC.

                                     BYLAWS
                         (As Amended, October 10, 1995)

                                   ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide or if the Board of Directors fails to provide, then such meeting shall be held at the registered office of the Corporation at 11:00 a.m. local time on the second Tuesday in April of each year, or, if such date is a legal holiday, on the next succeeding business day.

                                   ARTICLE II

                                   DIRECTORS

         SECTION 1. BOARD OF DIRECTORS. The Board of Directors shall manage the business and affairs of the Corporation and may exercise all of the powers of the Corporation subject to any restrictions imposed by law.

         SECTION 2. COMPOSITION OF THE BOARD. The Board of Directors of the Corporation shall consist of not less than eleven (11) nor more than twenty-five (25) natural persons, such number within those limits to be determined by resolution of the shareholders from time to time. Each Director shall hold office for the term for which elected, which term shall end at the next annual meeting of shareholders subsequent to his election, and until his successor shall have been elected and qualified, or until his earlier retirement, resignation, removal from office, or death.

         SECTION 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. A vacancy created by the removal of a Director by the shareholders, as provided by law, shall be filled by the shareholders or, if authorized by the shareholders, by a majority vote of the remaining Directors. All other vacancies on the Board of Directors may be filled by the Board of Directors then holding office.

         SECTION 4. RETIREMENT. Each Director shall retire as a Director on the date of the annual meeting of shareholders following the earliest of (a) the relinquishment of the most senior position that he has held with his principal employment or (b) the Director's retirement from his principal employment or (c) his 70th birthday, except that
(1) any Director who is also an employee of the Corporation or of an affiliate of the Corporation shall retire as a director upon his termination or retirement as an employee of the Corporation or of an affiliate, and such Director shall thereafter be ineligible to serve as a Director and (2) any Director who was a Director on October 13, 1992 and who does not retire as a Director at an earlier date under (1) above shall retire as a Director at the annual meeting of shareholders immediately following such Director's 70th birthday.

         SECTION 5. REMOVAL. At any shareholders' meeting with respect to which notice of such purpose has been given, any Director, or all Directors, may be removed from office at any time by the majority vote of the outstanding shares entitled to vote.

                                  ARTICLE III

                  ACTION OF THE BOARD OF DIRECTORS; COMMITTEES

         SECTION 1. PLACE, TIME, NOTICE AND CALL OF DIRECTORS' MEETINGS. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. Regular meetings of the Board of Directors shall be held on the second Tuesday in January, April, July and October of each year. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors or any committee of the Board shall be held upon notice of the time and place of such special meetings as shall be given to each Director orally, either by telephone or in person, or in writing, either by personal delivery or by mail, telegram, cablegram or other means of data communications at least one day before the meeting. Notice of a meeting of the Board of Directors or any committee of the Board need not be given to any Director who signs a waiver of notice either before or after the meeting.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee of the Board need be specified in the notice or waiver of notice of such meeting unless required by these Bylaws.

         A majority of the Directors or any committee of the Board present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors or such committee to another time and place.

         Meetings of the Board of Directors or committees of the Board may be called by the Chairman of the Board, the President or by any two Directors. A meeting of any committee of the Board may also be called by the chairman of the committee.

         SECTION 2. QUORUM; VOTE REQUIREMENT; FEES. A majority of the number of Directors elected and serving shall constitute a quorum for the transaction of business:

if a quorum is present, a vote of a majority of the Directors present at such time shall be the act of the Board of Directors, unless a greater vote is required by law, or by these Bylaws; provided, however, in no case shall the vote of less than one-third of the total number of Directors constitute an act of the Board. Each Director who is not also an employee of the Corporation or of an affiliate shall receive fees as determined from time to time by the Board of Directors.

         SECTION 3. ACTION BY DIRECTORS WITHOUT A MEETING; PARTICIPATION IN MEETING BY TELEPHONE. Except as limited by law, any action to be taken at a meeting of the Board, or by any committee of the Board, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the members of the Board or such committee and shall be filed with the minutes of the proceedings of the Board or such committee.

         Members of the Board or any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by which means all persons participating in the meeting can hear each other, and participation in a meeting of the Board or such committee by such means shall constitute personal presence at such meeting.

         SECTION 4. EXECUTIVE COMMITTEE.

                  (a) Establishment. There is hereby established an Executive Committee which shall consist of not less than eight (8) Directors. The Board of Directors shall at the Board of Directors' meeting immediately following the Corporation's annual shareholders' meeting, and may at such other time as the Board of Directors determine, elect the Directors who shall be members of the Executive Committee, including the Chief Executive Officer who shall be a member of the Executive Committee ex officio. The Executive Committee shall have and may exercise all the authority of the Board of Directors as permitted by law. The Board of Directors shall elect the Chairman of the Executive Committee who shall preside at all meetings of the Executive Committee and shall perform such other duties as may be designated by the Executive Committee. The Board of Directors shall also elect one member of the Executive Committee as Vice Chairman of the Executive Committee who shall preside at Executive Committee meetings in the absence of the Chairman of the Executive Committee.

                  (b) Alternate Members. The Board of Directors may designate one or more Directors as alternate members of the Executive Committee, who may act in the place and stead of any absent member or members at any meeting of the Executive Committee.

                  (c) Vacancies. The Board of Directors may fill any vacancy or vacancies occurring in the Executive Committee.

                  (d) Quorum. The Executive Committee shall act by a majority of its members.

         SECTION 5. AUDIT COMMITTEE.

                  (a) Establishment. There is hereby established an Audit Committee which shall consist of not less than five (5) Directors. No Director who is an employee of the Corporation or of any affiliate of the Corporation shall be eligible to be a member of the Audit Committee. The Board of Directors shall at the Board of Directors' meeting immediately following the Corporation's annual shareholders' meeting, and may at such other time as the Board of Directors determine, elect the members of the Audit Committee. The Board of Directors shall elect the Chairman of the Audit Committee who shall preside at all meetings of the Audit Committee and shall perform such other duties as may be designated by the Audit Committee.

                  (b) Vacancies. The Board of Directors may fill any vacancy or vacancies occurring in the Audit Committee.

                  (c) Quorum. The Audit Committee shall act by a majority of its members.

         SECTION 6. OTHER COMMITTEES. The Board of Directors may designate from among its members one or more other committees, each consisting of two or more Directors, and each of which to the extent provided in the resolution establishing such committee shall have and may exercise all authority of the Board of Directors to the extent permitted by law.

         SECTION 7. ADVISORY COUNCIL. The Corporation may have an Advisory Council elected each year by the Board of Directors at the annual meeting of the Board of Directors upon the recommendation of the Chairman of the Board.

         The number of Advisory Council members serving on the Advisory Council may be increased or decreased from time to time by the Board of Directors, and any Advisory Council position to be filled by reason of a vacancy or an increase in the Number of Advisory Council members may be filled at any time by the Board of Directors.

         The Advisory Council shall give such advice to the Board of Directors as it deems appropriate. Each Advisory Council member shall receive fees as determined by the Board of Directors from time to time.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. EXECUTIVE STRUCTURE. The Board of Directors shall elect one or more officers with such titles and designations, including a Chief Executive Officer and a Corporate Secretary, as the Board of Directors may deem necessary. The Chief Executive Officer may appoint any number of additional officers of the level of Vice President and below with such titles and designations as he may deem necessary. All officers shall serve a term of office which runs until the meeting of the Board of Directors following the next annual meeting of shareholders and shall hold office until a successor is elected or appointed, unless removed as provided in these Bylaws or by law.

         SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, by virtue of such designation by the Board of Directors, be the most senior officer of the Corporation, and all other officers and agents of the Corporation shall be subject to his direction. He shall be accountable to the Board of Directors for the fulfillment of his duties and responsibilities and, in the performance and exercise of all his duties, responsibilities and powers, he shall be subject to the supervision and direction of, and any limitations imposed by, the Board of Directors. The Chief Executive Officer shall be responsible for interpretation and required implementation of the policies of the Corporation as determined and specified from time to time by the Board of Directors and he shall be responsible for the general management and direction of the business and affairs of the Corporation. For the purpose of fulfilling his duties and responsibilities, the Chief Executive Officer shall have, subject to these Bylaws and the Board of Directors, plenary authorities and powers, including general executive powers, the authority to delegate and assign duties, responsibility and authorities, and, in the name of the Corporation and on its behalf, to negotiate and make any agreements, waivers or commitments which do not require the express approval of the Board of Directors.

         SECTION 3. CORPORATE SECRETARY. Due notice of all meetings of the shareholders and Directors shall be given by the Corporate Secretary or the person or persons calling such meeting. The Corporate Secretary shall report the proceedings of all meetings in a book of minutes and shall perform all the duties pertaining to his office including authentication of corporate documents and shall have custody of the Seal of the Corporation. Any Assistant Secretary may perform all duties of the Corporate Secretary.

         SECTION 4. OTHER DUTIES AND AUTHORITY. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the Chief Executive Officer.

         SECTION 5. REMOVAL OF OFFICERS. Any officer may be removed by the Board of Directors or the Chief Executive Officer with or without cause whenever it is judged that the best interests of the Corporation will be served thereby. In addition, an officer of the Corporation shall cease to be an officer upon ceasing to be an employee of the Corporation or of an affiliate.

                                   ARTICLE V

                                      SEAL

         The Corporate Seat shall be in such form as the Board of Directors may from time to time direct and adopt by resolution of the Board. Any officer shall have authority to affix the Corporate Seal to any document requiring such seal, and to attest the same.

                                   ARTICLE VI

         INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 1. INDEMNIFIED PARTIES; RELIANCE. Every person (and the heirs and personal representatives of such person) who is or was a director, officer or employee of the Corporation, or of any other entity in which he served as such at the request of the Corporation, may be indemnified by the Corporation in accordance with the provisions of this Article VI against any and all liability and reasonable expense (including, without limitation, counsel fees and disbursements, and amounts of judgments, fines or penalties against, or amounts paid in settlement by, a director, officer or employee) that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal relating thereto, in which he may become involved, as a party or otherwise, or with which he may be threatened, by reason of his being or having been a director, officer or employee of the Corporation or such other entity or by reason of any action taken or omitted by him in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense shall have been incurred. Each person who shall act as a director, officer or employee of the Corporation or of any other entity referred to in this Section shall be deemed to be doing so in reliance upon the right of indemnification provided for in this Article VI.

         SECTION 2. INDEMNIFICATION AS OF RIGHT. Every person (and the heirs and personal representatives of such person) referred to in Section 1 of this
Article VI who has been wholly successful on the merits with respect to any claim, action, suit or proceeding of the character described in Section 1, shall be entitled to indemnification as of right.

         SECTION 3. INDEMNIFICATION BASED ON REVIEW. Except as provided in
Section 2 of this Article VI, any indemnification under this Article VI shall be made:

         (A) In the case of a claim, action, suit or proceeding other than by or in the right of the Corporation to procure a judgment in its favor, only if the Board of Directors or the Executive Committee of such Board, acting by a quorum consisting of directors who are not parties to such claim, action, suit or proceeding, shall find, or independent legal counsel (who may be the regular counsel of the Corporation) shall render an opinion, or the shareholders by the affirmative vote of a majority of the shares entitled to vote thereon shall determine, that the director, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Corporation or such other entity, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful; and

         (B) In the case of a claim, action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor, only if the Board of Directors or the Executive Committee of such Board, acting by a quorum consisting of directors who are not parties to such claim, action, suit or proceeding, shall find, or independent legal counsel (who may be the regular legal counsel of the Corporation) shall render an opinion, or the shareholders by the affirmative vote of the majority of the shares entitled to vote thereon shall determine, that the director, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Corporation or such other entity, as the case may be; provided, however, that no indemnification under this Subsection (B) shall be made with regard to (1) any claim, issue or matter as to which such director, officer or employee shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer or employee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, or (2) amounts paid, or expenses incurred, in connection with the settlement of any such claim, action, suit or proceeding, without the approval of a court of competent jurisdiction.

         For the purpose of Subsection (A) only, the termination of any claim, action, suit or proceeding, civil, criminal, administrative, or investigative, by judgment, settlement (either with or without court approval) or conviction, upon a plea of guilty or of nolo contendere or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in such Subsection.

         SECTION 4. ADVANCES. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in this Article VI may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall be ultimately determined that he is entitled to indemnification under this Article VI.

         SECTION 5. INDEMNIFICATION NOT EXCLUSIVE. The rights of indemnification provided in this Article VI shall be in addition to any rights to which any such director, officer, employee or other person may otherwise be entitled by contract or as a matter of law.

                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

         The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholders.

                             SUNTRUST BANK, ATLANTA

                                     BYLAWS
                         (AS AMENDED, OCTOBER 10, 1995)


                                   ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide or if the Board of Directors fails to provide, then such meeting shall be held at the registered office of the Bank at 11:00 a.m. local time on the second Tuesday in April of each year, or, if such date is a legal holiday, on the next succeeding business day.

                                   ARTICLE II

                                   DIRECTORS

         SECTION 1. BOARD OF DIRECTORS. The Board of Directors shall administer the business and affairs of the Bank and may exercise all of the powers of the Bank subject to any restrictions imposed by law.

         SECTION 2. COMPOSITION OF THE BOARD. The Board of Directors of the Bank shall consist of not less than eleven (11) nor more than twenty-five (25) natural persons, such number within those limits to be determined by resolution of the shareholders from time to time. At each annual meeting of shareholders, the shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which elected and until his successor shall have been elected and qualified, or until his earlier retirement, resignation, removal from office, or death.

         SECTION 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. All vacancies on the Board of Directors may be filled by the Board of Directors then holding office.

         SECTION 4. RETIREMENT. Each Director shall retire as a Director on the date of the annual meeting of shareholders following the earliest of (a) the relinquishment of the most senior position that he has held with his principal employment or (b) the Director's retirement from his principal employment or (c) his 70th birthday, except that (1) any Director who is also an employee of the Bank or of an affiliate of the Bank shall retire as a director upon his termination or retirement as an employee of the Bank or of an affiliate, and such Director shall thereafter be ineligible to serve as a Director and (2) any Director who was a Director on October 13, 1992 and who does not retire as a Director at an earlier date under (1) above shall retire as a Director at the annual meeting of shareholders immediately following such Director's 70th birthday.

         SECTION 5. REMOVAL. Any Director, or all Directors, may be removed from office by the shareholders at any time without cause by a majority vote of the outstanding shareholders. In addition, any Director may be removed by the Board of Directors as provided by law.

                                  ARTICLE III

                  ACTION OF THE BOARD OF DIRECTORS; COMMITTEES

         SECTION 1. PLACE, TIME, NOTICE AND CALL OF DIRECTORS' MEETINGS. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of the shareholders. Regular meetings of the Board of Directors shall be held on the second Tuesday of January, April, July and October of each year. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors and meetings of committees of the Board shall be held upon notice of the time and place of such meetings as shall be given to each Director orally, either by telephone or in person, or in writing, either by personal delivery or by mail, telegram, cablegram or other means of data communications at least one day before the meeting. Notice of a meeting of the Board of Directors or any committee of the Board need not be given to any Director who sips a waiver of notice either before or after the meeting.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee of the Board need be specified in the notice or waiver of notice of such meeting unless required by these Bylaws.

         A majority of the Directors or any committee of the Board present, whether or not a quorum, exists, may adjourn any meeting of the Board of Directors or committee of the Board to another time and place.

         Meetings of the Board of Directors or committees of the Board may be called by the Chairman of the Board, the President or by any two Directors. A meeting of any committee of the Board may also be called by the chairman of the committee.

         SECTION 2. QUORUM; VOTE REQUIREMENT; FEES. A majority of the number of Directors elected and serving shall constitute a quorum for the transaction of business; if a quorum is present, a vote of a majority of the Directors present at such time shall be the act of the Board of Directors, unless a greater vote is required by law, or by these Bylaws; provided, however, in no case shall the vote of less than one-third of the total number of Directors constitute an act of the Board. Each Director who is not also an employee of the Bank or of an affiliate shall receive fees as determined from time to time by the Board of Directors.

         SECTION 3. ACTION BY DIRECTORS WITHOUT 2 MEETING; PARTICIPATION IN MEETING BY TELEPHONE. Except as limited by law, any action to be taken at a meeting of the Board, or by any committee of the Board, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the members of the Board or such committee and shall be filed with the minutes of the proceedings of the Board or such committee.

         Members of the Board or any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by which means all persons participating in the meeting can hear each other, and participation in a meeting of the Board or such committee by such means shall constitute personal presence at such meeting.

         SECTION 4. EXECUTIVE COMMITTEE.

                  (a) Establishment. There is hereby established an Executive Committee which shall consist of not less than eight (8) Directors. The Board of Directors shall at the Board of Directors' meeting immediately following the Bank's annual shareholders' meeting, and may at such other time as the Board of Directors determine, elect the Directors who shall be members of the Executive Committee, including the Chief Executive Officer who shall be a member of the Executive Committee ex officio. The Executive Committee shall have and may exercise all the authority of the Board of Directors as permitted by law. The Board of Directors shall elect the Chairman of the Executive Committee who shall preside at all meetings of the Executive Committee and shall perform such other duties as may be designated by the Executive Committee. The Board of Directors shall also elect one member of the Executive Committee as Vice Chairman of the Executive Committee who shall preside at Executive Committee meetings in the absence of the Chairman of the Executive Committee.

                  (b) Alternate Members. The Board of Directors may designate one or more Directors as alternate members of the Executive Committee, who may act in the place and stead of any absent member or members at any meeting of the Executive Committee.

                  (c) Vacancies. The Board of Directors may fill any vacancy or vacancies occurring in the Executive Committee.

                  (d) Quorum. The Executive Committee shall act by a majority of its members.

         SECTION 5. TRUST COMMITTEE.

                  (a) Establishment. There is hereby established a Trust Committee which shall consist of not less than six (6) Directors. The Board of Directors shall at the Board of Directors' meeting immediately following the Bank's annual shareholders' meeting, and may at such other time as the Board of Directors determine, elect the Directors who shall be members of the Trust Committee, including the Chief Executive Officer who shall be a member of the Trust Committee ex officio. The Board of Directors shall elect the Chairman of the Trust Committee who shall preside at all meetings of the Trust Committee and shall perform such other duties as may be designated by the Trust Committee. The Board of Directors shall also elect one member of the Trust Committee as Vice Chairman of the Trust Committee who shall preside at Trust Committee meetings in the absence of the Chairman of the Trust Committee. The Trust Committee shall fix the policy with respect to, generally supervise and approve, all sales, investments, exchanges and other transactions where the Bank is acting in a fiduciary capacity, but the Trust Committee may delegate the performance of all such duties to officers and employees of the Bank or to committees composed of them or may employ a subsidiary or affiliate of the Bank for such duties, all in such way and to such extent as the Trust Committee deems to be for the best management of the funds which the Bank holds in a fiduciary capacity. No member of the Trust Committee shall act upon any transaction in which he has an interest except where the interest consists merely of a minor holding of securities in a corporation in which the Director is not otherwise interested in any way. The Trust Committee shall have and may exercise all the authority of the Board of Directors with respect to the establishment, amendment and termination of common and commingled trust funds maintained by the Bank for the collective investment of funds held by the Bank and its affiliates in a fiduciary capacity.

                  (b) Alternate Members. The Board of Directors may designate one or more Directors as alternate members of the Trust Committee, who may act in the place and stead of any absent member or members at any meeting of the Trust Committee.

                  (c) Vacancies. The Board of Directors may fill any vacancy or vacancies occurring in the Trust Committee.

                  (d) Quorum. The Trust Committee shall act by a majority of its members.

         SECTION 6. AUDIT COMMITTEE.

                  (a) Establishment. There is hereby established an Audit Committee which shall consist of not less than five (5) Directors. No Director who is an employee of the Bank or of any affiliate shall be eligible to be a member of the Audit Committee. The Board of Directors shall at the Board of Directors' meeting immediately following the Bank's annual shareholders' meeting, and may at such other time as the Board of Directors determine, elect the members of the Audit Committee. The Board of Directors shall elect the Chairman of the Audit Committee who shall preside at all meetings of the Audit Committee and shall perform such other duties as may be designated by the Audit Committee.

                  (b) Vacancies. The Board of Directors may fill an vacancy or vacancies occurring in the Audit Committee.

                  (c) Quorum. The Audit Committee shall act by a majority of its members.

         SECTION 7. OTHER COMMITTEES. The Board of Directors may designate from among its members one or more other committees, each consisting of three (3) or more Directors, and each of which to the extent provided in the resolution establishing such committee shall have and may exercise all authority of the Board of Directors to the extent permitted by law.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. EXECUTIVE STRUCTURE. The Board of Directors shall elect one or more officers with such titles and designations, including a Chief Executive Officer and a Corporate Secretary, as the Board of Directors may deem necessary. The Chief Executive Officer may appoint any number of additional officers of the level of Vice President and below with such titles and designations as he may deem necessary. All officers shall serve a term of office which runs until the meeting of the Board of Directors following the next annual meeting of shareholders and shall hold office until a successor is elected or appointed, unless removed as provided in these Bylaws or by law.

         SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, by virtue of such designation by the Board of Directors, be the most senior officer of the Bank, and all other officers and agents of the Bank shall be subject to his direction. He shall be accountable to the Board of Directors for the fulfillment of his duties and responsibilities and, in the performance and exercise of all his duties, responsibilities and powers, he shall be subject to the supervision and direction of, and any limitations imposed by, the Board of Directors. The Chief Executive Officer shall be responsible for interpretation and required implementation of the policies of the Bank as determined and specified from time to time by the Board of Directors and he shall be responsible for the general management and direction of the business and affairs of the Bank. For the purpose of fulfilling his duties and responsibilities, the Chief Executive Officer shall have, subject to these Bylaws and the Board of Directors, plenary authorities and powers, including general executive powers, the authority to delegate and assign duties, responsibilities and authorities, and, in the name of the Bank and on its behalf, to negotiate and make any agreements, waivers or commitments which do not require the express approval of the Board of Directors.

         SECTION 3. CORPORATE SECRETARY. Due notice of all meetings of the shareholders and Board of Directors shall be given by the Corporate Secretary or the person or persons calling such meeting. The Corporate Secretary shall report the proceedings of all meetings in a book of minutes and shall perform all the duties pertaining to his office including authentication of corporate documents and shall have custody of the Seal of the Bank. Any Assistant Secretary may perform all duties of the Corporate Secretary.

         SECTION 4. OTHER DUTIES AND AUTHORITY. Each officer, employee and agent of the Bank shall have such other duties and authority as may be conferred upon him by the Board of Directors or delegated to him by the Chief Executive Officer.

         SECTION 5. REMOVAL OF OFFICERS. Any officer may be removed by the Board of Directors or the Chief Executive Officer with or without cause whenever it is judged that the best interests of the Bank will be served thereby. In addition, an officer of the Bank shall cease to be an officer upon ceasing to be an employee of the Bank or of an affiliate.

                                   ARTICLE V

                                      SEAL

         The Corporate Seal shall be in such form as the Board of Directors may from time to time direct and adopt by resolution of the Board. Any officer shall have authority to affix the Corporate Seal to any document requiring such seal, and to attest the same.

                                   ARTICLE VI

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 1. INDEMNIFIED PARTIES; RELIANCE. Every person (and the heirs and personal representatives of such person) who is or was a director, officer or employee of the Bank, or of any other entity in which he served as such at the request of the Bank, may be indemnified by the Bank in accordance with the provisions of this Article VI against any and all liability and reasonable expense (including, with out limitation, counsel fees and disbursements, and amounts of judgments, fines or penalties against, or amounts paid in settlement by, a director, officer or employee) that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal relating thereto, in which he may become involved, as a party or otherwise, or with which he may be threatened, by reason of his being or having been a director, officer or employee of the Bank or such other entity or by reason of any action taken or omitted by him in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense shall have been incurred. Each person who shall act as a director, officer or employee of the Bank or of any other entity referred to in this Section shall be deemed to be doing so in reliance upon the right of indemnification provided for in this
Article VI.

         SECTION 2. INDEMNIFICATION AS OF RIGHT. Every person (and the heirs and personal representatives of such person) referred to in Section 1 of this
Article VI who has been wholly successful on the merits with respect to any claim, action, suit or proceeding of the character described in Section 1, shall be entitled to indemnification as of right.

         SECTION 3. INDEMNIFICATION BASED ON REVIEW. Except as provided in
Section 2 of this Article VI, any indemnification under this Article VI shall be made:

         (A) In the case of a claim, action, suit or proceeding other than by or in the right of the Bank to procure a judgment in its favor, only if the Board of Directors or the Executive Committee of such Board, acting by a quorum consisting of directors who are not parties to such claim, action, suit or proceeding, shall find, or independent legal counsel (who may be the regular counsel of the Bank) shall render an opinion, or the shareholders by the affirmative vote of a majority of the shares entitled to vote thereon shall determine, that the director, officer or employee acted in good faith in what be reasonably believed to be the best interests of the Bank or such other entity, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful; and

         (B) In the case of a claim, action, suit or proceeding by or in the right of the Bank to procure a judgment in its favor, only if the Board of Directors or the Executive Committee of such Board, acting by a quorum consisting of directors who are not parties to such claim, action, suit or proceeding, shall find, or independent legal counsel (who may be the regular legal counsel of the Bank) shall render an opinion, or the shareholders by the affirmative vote of the majority of the shares entitled to vote thereon shall determine, that the director, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Bank or such other entity, as the case may be; provided, however, that no indemnification under this Subsection (B) shall be made with regard to (1) any claim, issue or matter as to which such director, officer or employee shall have been adjudged to be liable to the Bank unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such director, officer or employee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper, or (2) amounts paid, or expenses incurred, in connection with the settlement of any such claim, action, suit or proceeding, without the approval of a court of competent jurisdiction.

         For the purpose of Subsection (A) only, the termination of any claim, action, suit or proceeding, civil, criminal, administrative, or investigative, by judgment, settlement (either with or without court approval) or conviction, upon a plea of guilty or of nolo contendere or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in such Subsection.

         SECTION 4. ADVANCES. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in this Article VI may be advanced by the Bank prior to die final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall be ultimately determined that he is entitled to indemnification under this
Article VI.

         SECTION 5. INDEMNIFICATION NOT EXCLUSIVE. The rights of indemnification provided in this Article VI shall be in addition to any rights to which any such director, officer, employee or other person may otherwise be entitled by contract or as a matter of law.

                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

         The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholders.

                                    Exhibit 6



                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of [Subordinated Debt] by The Colonial Bancgroup, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       SUNTRUST BANK, ATLANTA


                                       By: /s/ Ronald C. Painter
                                           --------------------------------
                                               Ronald C. Painter
                                               Vice President

Dated: April 15, 1997

                                                                       EXHIBIT 7

BALANCE SHEET

                                                               DOLLAR AMOUNTS
                                                                IN THOUSANDS
------------------------------------------------------------------------------
ASSETS
 1.     Cash and balances due from depository institutions:
        a.  Noninterest-bearing balances and currency
            and coin (1)                                           1,029,660

        b.  Interest-bearing balances (2)                              4,270
 2.     Securities:
        a.  Held-to-maturity securities                                    0
        b.  Available-for-sale securities                          2,751,741
 3.     Federal funds sold and securities purchased under
        agreements to resell in domestic offices of the bank
        and of its Edge and Agreement subsidiaries, and in
        IBFs:
        a.  Federal funds sold                                     1,616,859
        b.  Securities purchased under agreements to resell                0
 4.     Loans and lease financing receivables:
        a.  Loans and leases, net of unearned income   8,954,622
        b.  LESS: Allowance for loan and lease losses    128,388
        c.  LESS: Allocated transfer risk reserve              0
        d.  Loans and Leases, net of unearned income,
            allowance, and reserve (item 4.a minus 4.b and
            4.c)                                                   8,826,234
 5.     Trading assets                                                21,298
 6.     Premises and fixed assets (including capitalized
        leases)                                                       92,825
 7.     Other real estate owned                                        2,676
 8.     Investments in unconsolidated subsidiaries and
        associated companies                                          12,664
 9.     Customers' liability to this bank on acceptances
        outstanding                                                  498,447
10.     Intangible assets                                             18,726
11.     Other assets                                                 139,663
12.     Total assets (sum of items 1 through 11)                  15,015,063

-----------------------
(1) Includes cash items in process of collection and unposted debits
(2) Includes time certificates of deposit not held for trading.

                                                               DOLLAR AMOUNTS
                                                                IN THOUSANDS
------------------------------------------------------------------------------
LIABILITIES
13.     Deposits:
        a.  In domestic offices                                    6,257,949
                (1)  Noninterest-bearing (1)        2,548,757
                (2)  Interest-bearing               3,709,192
        b.  In foreign offices, Edge and Agreement
            subsidiaries, and IBFs                                 2,253,387
                (1)  Noninterest-bearing                    0
                (2)  Interest-bearing               2,253,387
14.     Federal funds purchased and securities sold under
        agreements to repurchase in domestic offices of the
        bank and of its Edge and Agreement subsidiaries, and
        in IBFs:
        a.  Federal funds purchased                                2,839,392
        b.  Securities sold under agreements to repurchase                 0
15.     a.  Demand notes issued to the U.S. Treasury                       0
        b.  Trading liabilities                                            0
16.     Other borrowed money:
        a.  With a remaining maturity of one year or less            102,442
        b.  With a remaining maturity of more than one year                0
17.     Mortgage indebtedness and obligations under
        capitalized leases                                             2,483
18.     Bank's liability on acceptances executed and
        outstanding                                                  498,447
19.     Subordinated notes and debentures                            250,000
20.     Other liabilities                                            923,776
21.     Total liabilities (sum of items 13 through 20)            13,127,876

22.     Limited-Life preferred stock and related surplus                   0

EQUITY CAPITAL

23.     Perpetual preferred stock and related surplus                      0
24.     Common stock                                                  21,601
25.     Surplus (exclude all surplus related to preferred
        stock)                                                       513,406
26.     a.  Undivided profits and capital reserves                   533,936
        b.  Net unrealized holding gains (losses) on
            available-for-sale securities                            818,244
27.     Cumulative foreign currency translation adjustments                0
28.     Total equity capital (sum of items 23 through 27)          1,887,187
29.     Total liabilities, limited-life preferred stock,
        and equity capital (sum of items 21, 22, and 28)          15,015,063

--------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.